Item 7. (c) Exhibits




                                              STOCK PURCHASE AGREEMENT


                                                        AMONG


                                               RCM TECHNOLOGIES, INC.


                                     PROGRAMMING ALTERNATIVES OF MINNESOTA, INC.


                                                         AND


                                                 THE SHAREHOLDERS OF
                                     PROGRAMMING ALTERNATIVES OF MINNESOTA, INC.














                                             Dated as of January 7, 1997








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                                                  TABLE OF CONTENTS

                                                                     Page



 1.  DEFINITIONS...................................................... 1

 2.  PURCHASE AND SALE OF SHARES OF ACQUIREE.......................... 3

3.A. REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND
     ACQUIREE SHAREHOLDERS . . . . ................................... 4

 4.  REPRESENTATIONS AND WARRANTIES OF RCM............................13

 5.  COVENANTS OF THE PARTIES.........................................14

 6.  THE CLOSING......................................................20

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE AND
     ACQUIREE SHAREHOLDERS............................................22

 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM.......................23

 9.  INDEMNIFICATION....................... ..........................25

10.  TERMINATION......................................................26

11.  NOTICES..........................................................27

12.  ARBITRATION......................................................28

13.  MISCELLANEOUS....................................................29








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                                LIST OF SCHEDULES

                                      2.4
Persons eligible for earn out payments

3.A.2(a)
1993, 1994 and 1995 Financial Statements

3.A.3
Undisclosed Liabilities of Acquiree

3.A.4
Accounts Receivable of Acquiree

3.A.5
Material adverse changes

3.A.6
Litigation

3.A.8    Articles of Incorporation, and Bylaws

3.A.9
Tax information

3.A.10
All material Contracts and Agreements of Acquiree

3.A.11 Liens, encumbrances and general description of all real property in which Acquiree has an ownership interest

3.A.12
Licenses, trademarks and trade names of Acquiree

3.A.13
Consents to be obtained by Acquiree

3.A.14
Capitalization of Acquiree








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3.A.17
Masera-Lentz and the Trust's Obligation

3.A.18            Approvals required to be obtained by Acquiree
                  Shareholders

3.A.19 Number and names of employees and compensation of all directors and officers of Acquiree -identifies all employee benefit plans

3.A.20
Compliance with environmental and conservation laws

3.A.21
List of all insurance policies of Acquiree

3.A.22 List of all bank accounts maintained or for the benefit of Acquiree

3.A.23 List of 10 largest customers of Acquiree, based on dollar volume of income for Fiscal 1995

4.1
Articles of Incorporation and Bylaws of RCM

4.3
Consents to be obtained by RCM

5.15
List of employees eligible for award of stock options








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                                LIST OF EXHIBITS


Exhibit
"A"
Promissory Note in favor of Trust

Exhibit "B"    Promissory Note in favor of Masera-Lentz

Exhibit "C"    Escrow Agreement with Trust

Exhibit
"D"
Escrow Agreement with Masera-Lentz

Exhibit
"E"
Employment Agreement with Frank Lentz

Exhibit "F"
Directors Writing

Exhibit
"G"
Collection
Agreement

                                              STOCK PURCHASE AGREEMENT



       THIS STOCK PURCHASE AGREEMENT (the "Agreement" ) is made and entered into as of this 7th day of January, 1997, by and among RCM TECHNOLOGIES, INC., a Nevada corporation ("RCM"); PROGRAMMING ALTERNATIVES OF MINNESOTA, INC., a Minnesota corporation (the "Acquiree"); and those shareholders of Acquiree identified in Section 1 of this Agreement (the "Acquiree Shareholders").

                            RECITALS:

WHEREAS, the Acquiree Shareholders own in the aggregate one hundred percent (100%) of the issued and outstanding common stock of the Acquiree (the "Acquiree Shares"); and

WHEREAS, the Acquiree Shareholders desire to sell the Acquiree Shares and RCM desires to purchase the Acquiree Shares, each upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
DEFINITIONS.

(a)
The foregoing RECITALS are true and correct, and are incorporated herein and made a part hereof.

(b)
For purposes of this Agreement, the terms set forth below shall have the following meanings:

         Acquiree . . . . . . . .                  Programming Alternatives of
                          Minnesota, Inc., a Minnesota
                                  corporation.

         Acquiree . . . . . . .             Those individuals and entities
         Shareholders . . . . .             consisting of Judith Lee Masera-
                                                     Lentz and The  Frank  Lentz
                                                     and    Judy    Masera-Lentz
                                                     Trust, who in the aggregate
                                                     own 100% of the outstanding
                                                     capital    stock   of   the
                                                     Acquiree.

         Code . . . . . .                    The Internal Revenue Code of 1986,
                               as amended.

         Closing . . . . . . . .            The transaction of events set forth
                              in Section 6 hereof.

         Closing Date . .                   The day on which the Closing is held
                                               as set forth in Section 6 hereof.

         Effective Closing Date .           Commencement of business on November
                                                  4, 1996

         Escrow Shares . . . . .          20% of the Acquiree Shares to be
                         delivered to escrow pursuant to
                                 Section 2.2(b).

         Financial . . . . . . .            Unaudited financial statements of
Statements
the Acquiree for the
fiscal years ended December 31,
1995, December 31, 1994, and
December 31, 1993 prepared in
compliance with the requirements of
generally accepted accounting
principles.

         Interim Financial . . .            Unaudited financial statements of
         Statements                         the Acquiree for the interim period
                          from January 1, 1996 through
                               November 30, 1996.

         IRS . . . . . . . . . .            Internal Revenue Service

Masera-Lentz . . . . .
 .
Judith Lee Masera-Lentz and the
and The Trust. . . . .
 .
Frank Lentz and Judy Masera-Lentz

Trust.

         Net Operating Income. .            Subsequent to the Effective Closing
     NOI Date and with respect to the ongoing business formerly conducted by Acquiree, gross revenues (billed services at invoice value reduced by customer discounts, returns and allowances) minus direct operating expenses, cost of sales and administrative expenses (including the salary of Frank Lentz) and Related Corporate Overhead but excluding: (a) any principal and interest payments or accruals with respect to the Notes described in Section 2.3, any Earn Out payments or accruals described in Section


     2.4, and any payments or accruals by Acquiree resulting from a breach of covenant, representation or warranty contained herein, provided RCM is eligible for indemnification for such breach pursuant to Section 9 hereof; (b) federal and state taxes; (c) any charge which is legislatively imposed for the first time after the Closing Date.
         RCM . . . . . . . . . .                RCM Technologies, Inc., a Nevada
                                                     corporation.







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Related Corporate .
 .
All costs incurred at the corporate
     Overhead.  . . . . . . . level  directly  related to the  ongoing  business conducted by Acquiree such as insurance, employment discrimination claims by Acquiree's employees; legal fees for collection of delinquent accounts and the like.
     S Termination Date . . The date upon which the termination of the S Corporation status of Acquiree is deemed effective for federal tax purposes.
     Trust . . . . . . . . . The Frank Lentz and Judy Masera-  Lentz Trust dated
August 28, 1996.
     Trustee . . . . . . . . That fiduciary  serving from time to time following proper appointment as Independent Special Trustee of The Frank Lentz and Judy Masera-Lentz Trust.

2.
PURCHASE AND SALE OF SHARES OF ACQUIREE.

2.1 Purchase and Sale of Shares of Acquiree. Subject to the terms and conditions of this Agreement, on the Closing Date, the Acquiree Shareholders will sell, convey, assign, transfer and deliver the Acquiree Shares to RCM, and RCM shall purchase, acquire and accept from the Acquiree Shareholders the Acquiree Shares, which shall constitute one hundred percent (100%) of the outstanding capital stock of Acquiree.

2.2
Purchase Consideration.

(a)
On the Closing Date (i) Acquiree Shareholders shall deliver to RCM certificates representing the Acquiree Shares; and (ii) RCM shall pay to each of the Acquiree Shareholders in proportion to their shareholdings in Acquiree the purchase consideration in the sum of $6,115,000 as follows:

     $4,450,000 - by wire transfer of immediately available funds to bank accounts designated by Acquiree Shareholders.
     $1,381,250 - in the form of RCM's Promissory Note payable to the Trust in the form attached hereto as Exhibit "A" and subject to the conditions described in Section 2.3 hereof (the "Trust Note").
     $ 243,750 - in the form of RCM's Promissory Note payable to Judy L. Masera-Lentz in the form attached hereto as Exhibit "B" and subject to the conditions described in Section 2.3 hereof (the "Lentz Note").
     The Trust Note and the Lentz Note are hereinafter sometimes referred to collectively as the "Notes".
     $ 40,000 - by wire transfer of immediately available funds to bank accounts designated by Acquiree Shareholders in consideration of their consent to be bound by the terms and provisions of Section 5.5 hereof. (b) At the Closing RCM shall deposit in escrow, in proportion to the

Acquiree Shareholder's shareholdings in Acquiree immediately prior to the Closing hereunder the Escrow Shares pursuant to Escrow Agreements in the form attached hereto as Exhibits "C" and "D". Subject to the provisions of Section 2.3(a) to (e) inclusive hereof, the Escrow Shares shall be deemed collateral to ensure payment of the Notes, and the performance of RCM's obligations hereunder or under any Exhibit or Schedule hereto and any documents executed and delivered herewith.

2.3               Terms and Conditions of the Notes.  The Notes shall
                  ---------------------------------
 be payable in three (3) annual installments, and paid as follows: $460,416.66 with respect to the Trust Note and $81,250.00 with respect to the Lentz Note, with the first installment payable on November 1, 1997 and the remaining installments on November 1 of each of the following two (2) years. No interest shall accrue between the date of the Note and the due date of any installment but upon the occurrence of an Event of Default as defined in the Note interest shall accrue at the rate set forth in the Note.

(a)
In the event that the Net Operating Income (NOI) of Acquiree is less than $1,000,000 (the "Baseline Amount") for any year (as hereafter defined) in which an installment is payable pursuant to the Notes (the "Shortfall") then the installment payable to each Acquiree Shareholder for that period shall be reduced pro rata in proportion to their shareholdings in Acquiree as follows:

Period
Reduction

1st
year
$6.00 for each one dollar of Shortfall 2nd year $5.00 for each one dollar of Shortfall 3rd year $4.00 for each one dollar of Shortfall

(b)
Notwithstanding that the Shortfall exceeds $90,278.00 in the first year, $108,333.00 in the second year or $135,417.00 in the third year, Acquiree Shareholders shall not have any obligation to pay any such excess.

(c)
Notwithstanding the existence of a Shortfall in any one or more of the years in which installments are payable pursuant to the







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Notes,  if the  aggregate  NOI for the entire  three (3) year  period  equals or exceeds $3,000,000 then Acquiree Shareholders shall receive payment in full of all amounts payable pursuant to the Notes.

(d)
Notwithstanding the existence of a Shortfall in any year, if, in a previous or subsequent year during which payments are due pursuant to the Notes, the NOI for such year exceeded the Baseline Amount, then the amount of any such excess may be applied to the NOI for the year a Shortfall occurs in order to bring the NOI up to the Baseline Amount.

(e)
As used in this Section 2.3 the term "year" shall mean the period commencing November 1 and ending October 31.

(f)
Acquiree Shareholders and their authorized representatives during normal business hours shall have the right to audit the financial records of Acquiree to verify the accuracy of the calculation of (i) the NOI, and (ii) any Shortfall. If such audit reveals a discrepancy in favor of Acquiree Shareholders in the NOI or the Shortfall from that calculated by RCM, then RCM shall reimburse the Acquiree Shareholders for the expenses of such audit provided such discrepancy is resolved at the audit level. If suit or arbitration is instituted to resolve the discrepancy then the losing party, after all appeals are exhausted, shall pay the entire cost of the audit and the counsel fees and court costs of the prevailing party.

(g)
So long as any payments are due or accrued with respect to the Notes or Earn-Out pursuant to Section 2.4 hereof RCM promptly will furnish Acquiree Shareholders with monthly profit and loss statements covering Acquiree's operations, and will supply backup documentation and explanations of all profit and loss statement entries or other financial statement entries upon request of any Acquire Shareholder or any representative of same. The parties shall use their best efforts and deal in good faith in an attempt to resolve any dispute regarding the entries and/or the amounts thereof.

2.4
Earn-Out Payments.

If the NOI for any year, (as defined in Section 2.3(e) hereof), in which a payment is due pursuant to the Notes exceeds $1,000,000, then fifty percent (50%) of the amount over and above and in excess of $1,000,000 shall be accrued as additional consideration (the "Earn-Out"), and within sixty (60) days following the third anniversary of the Effective Closing Date such accrued amount shall be paid to those persons designated in Schedule 2.4 hereof in accordance with the criteria set forth in that Schedule.



3.A. REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND MASERA-LENTZ AND TRUST. The Acquiree, Masera-Lentz and the Trust (but only as to Sections, 3.A.1, 3.A.6, 3.A.16, 3.A.17, 3.A.18, 3.A.26, 3.A.27, 3.A.28 and 3.A.29), jointly and severally, as a material inducement to RCM to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to RCM which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.


3.A.1 Shareholders of Acquiree. The Acquiree Shareholders are, and will be on the Closing Date, the sole owners, of record and beneficially, of all the issued and outstanding shares of the Acquiree's capital stock.

3.A.2  Financial Statements.

(a) The Financial Statements have been attached as Schedule 3.A.2(a). The Financial Statements and the Interim Financial Statements and the financial information contained therein present fairly the financial condition of the Acquiree for the periods covered and have been prepared in accordance with generally accepted accounting principles, consistently applied.

(b) The books and records of Acquiree, financial and other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

3.A.3 Undisclosed Liabilities. As of 11/3/96, Acquiree does not have any liabilities or obligations of any nature, fixed or contingent, that will not be shown or otherwise provided for in the 11/3/96 financial statement (a copy of which RCM acknowledges receiving), except (a) as set forth on Schedule 3.A.3,
(b) for any tax liabilities incurred in connection with Acquiree's conversion from an S Corporation to a C Corporation prior to Closing and the related change from the cash method to the accrual method of accounting for federal income tax purposes, and (c) for liabilities and obligations arising subsequent to December 31, 1995 through 11/3/96 in the ordinary course of business, none of such liabilities referred to in this clause (c) will individually or in the aggregate be materially adverse to the business or financial condition of the Acquiree. Any liabilities of Acquiree which cause Acquiree to be in violation of its representations set forth in this Section 3.A.3 may be set off against the amount to be distributed pursuant to Section 5.14. There are no material loss contingencies (as such term is used in statement of Financial Accounting standards No. 5 of the Financial Accounting standards Board) of the Acquiree that will not be adequately provided for.

3.A.4 Accounts Receivable. Attached hereto as Schedule 3.A.4 is a list of all accounts receivable of Acquiree as of the close of business on November 3, 1996 and from November 4, 1996 to the Closing Date and aging schedule pertaining thereto. All of the accounts receivable of Acquiree now and on the Closing Date, are bona fide accounts receivable of Acquiree representing the sales price of (or other sums or fees receivable for or in respect of) goods, merchandise, or services sold or performed by Acquiree in valid transactions in the regular course of its business to or for the benefit of its customers. Such accounts receivable, subject to reserves, if any, established within the Financial

Statements, are not uncollectible or subject to offset or counterclaim or otherwise in controversy.

3.A.5
 Material Adverse Changes. Except as specifically stated in Schedule 3.A.5 or as contemplated or required by this Agreement, from December 31, 1995 to the date of this Agreement, the business of the Acquiree has been operated in the ordinary course and there has not been:

(a) Any materially adverse changes in the business, condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of the Acquiree for such period or at any time during such period;

(b) Any material damage, destruction or loss (whether or not covered by insurance) affecting the Acquiree or its assets, properties or business; (c) Any cancellation or material breaches on any existing contract of which Acquiree is a party that would have a material adverse effect on the business of Acquiree;

(d) To the knowledge of Acquiree and Acquiree Shareholders, any statute, rule, regulation or order adopted by any governmental body, agency or authority that materially and adversely affects the Acquiree or its business or financial condition;

(e) Any payment of bonuses or accrued salaries out of the ordinary course of business or agreements to materially increase the rate or terms of compensation payable or to become payable by Acquiree to its directors, officers or key employees; provided, however, that this subsection shall not restrict or limit the Acquiree in any way from hiring additional personnel who are required for its operations; or

(f) To the knowledge of Acquiree and Acquiree Shareholders, any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on the Acquiree or its business or financial condition.

3.A.6  Litigation.  To the knowledge of Acquiree and Acquiree

Shareholders, except as set forth in Schedule 3.A.6, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against the Acquiree, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does the Acquiree or the Acquiree Shareholders know of any basis for any such action, suit, claim, investigation or proceeding.

3.A.7 Compliance: Governmental Authorizations. The Acquiree has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. The Acquiree has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. Neither the Acquiree nor the Acquiree Shareholders knows of any violations of any such licenses or permits. To the knowledge of Acquiree and Lentz and Masera-Lentz, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of Acquiree.

3.A.8 Due Organization. The Acquiree is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota; it is qualified to do business and in good standing in each state where its properties are owned, leased or operated, or the business conducted by them require such qualification except where failure to so qualify would not have a material adverse effect on its financial condition, properties, business or results of operations. The Acquiree has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of Acquiree, including any amendments thereto, have been attached as Schedule 3.A.8.

3.A.9 Taxes. Except as disclosed on Schedule 3.A.9, all (a) federal, state, local or foreign tax returns (collectively, the "Returns") required to be filed with respect to the properties, assets, operations, income and net worth of Acquiree have been timely filed or appropriate extensions have been obtained and such Returns are true, correct and complete; and (b) taxes and governmental charges, including, without limitation, any interest and penalties (collectively, "Taxes") due pursuant to such Returns have been paid or adequate provision therefore has been made on the Financial statements. Except as disclosed on Schedule 3.A.9, there are no outstanding agreements or waivers extending the statutory period of limitation concerning any tax liability of Acquiree, no examination of any Return of Acquiree is currently in progress and no governmental authority has, within the last three (3) years, notified Acquiree or Acquiree Shareholders of any tax claim, investigation or proceeding. All monies required to be collected or withheld by the Acquiree for income taxes, social security and other payroll taxes have been collected or withheld, and either paid to the appropriate governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Acquiree and the Acquiree is not liable for any taxes or penalties for failure to comply with any of the foregoing. The Acquiree is not and will not be liable for any taxes imposed under Code Sections 1374 or 1375 and has been an S Corporation for federal income tax purposes since its inception to the S Termination Date. Acquiree will be responsible for filing the short period S return ending on the S Termination Date, which return shall be reported on the closing of the books method as set forth in Code Section 1362(e) (3) and the Acquiree shall comply with any necessary requirements for making such election. Set forth on Schedule 3.A.9 is a list of all elections which have a material effect on the calculation of Taxes payable or with respect to the income, deductions, credits, allowances or assets of the Acquiree. The Acquiree has not made, is not obligated to make, and will not, as a result of the transactions contemplated hereby, make or become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code (determined without regard to subsection (b) (4) thereof).

3.A.10  Agreements.  Schedule 3.A.10 contains a true and complete list of all material contracts, agreements, mortgages, obligations, arrangements, restrictions and other instruments to which the Acquiree is a party or by which the Acquiree or its assets may be bound. True and correct copies of all items set forth on Schedule 3.A.10 have been or will have been made available to RCM prior to the date hereof. No event has occurred that (whether with or without notice or lapse of time) would constitute a material default by the Acquiree under any of the contracts or agreements set forth in
Schedule 3.A.10. Neither the Acquiree nor any of the Acquiree Shareholders have knowledge of any material default by the other parties to such contracts or agreements.

3.A.11 Title to Property and Related Matters. The Acquiree has, and at the time of the Closing Date will have, good and marketable title to all of its properties, interests in properties and assets, real, personal and mixed, owned by it at the date of this Agreement or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except (i) those set forth in Schedule 3.A.11, and (ii) liens for current taxes not yet delinquent. Schedule 3.A.11 also contains a general description of all real property in which Acquiree has an ownership interest. Except as set forth in said Schedule 3.A.11 and except for matters that may arise in the ordinary course of business, the assets of the Acquiree are in good operating condition and repair, reasonable wear and tear excepted. There does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of the Acquiree.

3.A.12 Licenses; Trademarks; Trade Names. Except as set forth on Schedule 3.A.12, the Acquiree does not have, nor does it own or use in its business any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its business.

3.A.13  Due Authorization.  This Agreement has been duly
authorized, executed and delivered by the Acquiree and
constitutes a valid and binding agreement of the Acquiree,
enforceable in accordance with its terms, except as such
enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of the Acquiree's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, arrangement or restriction of any kind to which the Acquiree is a party or by which the Acquiree or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to the Acquiree, except that the consents disclosed on Schedule 3.A.13 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by the Acquiree of this Agreement or the consummation of the transactions contemplated hereby.

3.A.14 Capitalization. The authorized capitalization of the Acquiree consists of 500,000 shares of no par value Common Stock of which 1,000 shares are issued and outstanding as of the date of this Agreement; the Acquiree Shares have been duly authorized, validly issued, and are fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 3.A.14, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of the Acquiree's securities. Schedule 3.A.14 sets forth the share ownership and respective percentage of the outstanding shares of Acquiree.

3.A.15 Brokerage Fees. Except for Lingate Financial Group, whose fees shall be paid by RCM, the Acquiree has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

3.A.16 Share Ownership. The Acquiree Shares to be surrendered at the Closing by Masera-Lentz and the Trust will be owned of record and beneficially by Masera-Lentz and the Trust, free and clear of all liens and encumbrances of any kind and nature. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

3.A.17 Masera-Lentz and the Trust's Obligation. This Agreement constitutes the valid and legally binding obligation of Masera-Lentz and the Trust. Except as set forth on Schedule 3.A.17, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to Masera-Lentz and the Trust or any contract, commitment, agreement or restriction of any kind to which either of Masera-Lentz and the Trust are a party or to the best of their knowledge by which either of Masera-Lentz and the Trust are bound.

3.A.18 Approvals Required. Except as set forth on Schedule 3.A.18 or as contemplated or as required by this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Acquiree Shareholders of this Agreement or the consummation by them of the transactions described herein.

3.A.19  Employee; Benefit Plans.

(a) Schedule 3.A.19 sets forth the number and names of the employees of Acquiree and the total 1996 compensation of each of the directors, officers and staff employees of Acquiree. (b) Acquiree does not have any "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income

Security Act of 1974, as amended ("ERISA")). Schedule 3.A.19 identifies all programs, including, without limitation, any pension plans, health and welfare plans, life, disability, medical, dental or hospitalization insurance plans, sick-leave, vacation accrual or holiday plans, bonus, savings, profit-sharing or other similar benefit plans, deferred compensation, stock option, stock ownership and stock purchase plans covering employees or former employees of Acquiree. Except as disclosed on Schedule 3.A.19, each such plan or program has been operated substantially in accordance with its terms and, to the extent applicable, ERISA and the Code. Acquiree does not sponsor or contribute to, nor have they ever sponsored or been required to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

(c) Except as disclosed on Schedule 3.A.19, Acquiree does not have any written contracts, or oral contracts, including any employment, management, agency or consulting contracts, with respect to any of its current or retired employees.

(d) Except as disclosed on Schedule 3.A.19, Acquiree is not a party to any collective bargaining agreement and there are no union organizational activities or efforts to effect a representation election pending or threatened.

(e) Except as disclosed on Schedule 3.A.19, Acquiree has complied in all material respects with all applicable laws relating to the employment of labor, including the provisions thereof relating to benefits required to be provided under Part VI of subtitle B of Title I of ERISA or Section 4980B(f) of the Code (collectively, "COBRA"), wages, hours, working additions, employee benefit plans and the payment of withholding and social security taxes.

3.A.20 Environmental Matters. Except as set forth in Schedule 3.A.20 Acquiree is in compliance with all laws, rules and regulations relating to environmental protection and conservation (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, as amended and all applicable state laws pertaining to the environment), and neither

Acquiree or Acquiree Shareholders have received any notification of any asserted present or past failure to so comply with such laws, rules or regulations. Acquiree has obtained and is in compliance with all permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively "Environmental Requirements"). Neither Acquiree or Acquiree
Shareholders is aware of, nor have Acquiree or Acquiree Shareholders received notice of, any circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Requirements, relating to the operation of Acquiree's business. For the purpose of this Section, "hazardous substances" shall include (1) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder and, (2) any substance for which state or local laws require the clean-up, removal or other special handling of such materials or imposing liability based upon improper handling thereof.

3.A.21 Insurance. Schedule 3.A.21 contains a list of all policies of liability, environmental, crime, fidelity, life, fire, workers' compensation, health, director and officer liability and all other forms of insurance currently in effect and owned or held by Acquiree, and identifies for each such policy, to the extent such information is reasonably available to Acquiree, the underwriter, policy number, coverage type, premium, expiration date and deductible. All of the insurance policies listed on Schedule 3.A.21 are outstanding and in full force and effect and all premiums required to be paid with respect to such policies are currently paid.

3.A.22 Bank Accounts. Schedule 3.A.22 contains a list of all bank accounts maintained by, or for the benefit of, Acquiree.

3.A.23 Customers. Set forth on Schedule 3.A.23 is a list of the ten (10) largest customers of Acquiree based on the dollar volume of income generated by that customer for 1995. No such customer has terminated or, to Acquiree's knowledge, is presently threatening to terminate its relationship with Acquiree.

3.A.24 Prepayment Penalties. There are no prepayment penalties or fines associated with the outstanding long-term debt or lines of credit of Acquiree. If any such prepayment penalties or fines occur, Masera-Lentz and the Trust shall be liable for the payment of such penalties or fines.

3.A.25 Approval. The Board of Directors of the Acquiree have approved the execution of this Agreement and the transactions contemplated thereby.

3.A.26 Establishment of Trust. The Trust is a duly established and validly existing trust under the laws of the State of Minnesota, except the Principal and Income Act of the state where the trust administrator is located (presently Indiana) shall govern. True and complete copies of the Trust Agreement and any amendments or supplements thereto have been attached as Schedule 3.A.26.

3.A.27 Trust's Power To Sell. The Trustee has the power to sell and convey the Acquiree Shares and to receive the Purchase Consideration without in either case the necessity of obtaining the approval of any court, judicial officer, trust beneficiary or any other person, or the necessity on the part of RCM to see to the application of the Purchase Consideration following receipt by the Independent Special Trustee of the full consideration payable by RCM pursuant to this Agreement.

3.A.28 Title To Trust Property. The Trust has good and marketable title to its assets including the Acquiree Shares free and clear of all liens and encumbrances of any nature.

3.A.29 Due Authorization. The Trustee has been duly and properly appointed. The Trustee's execution of this Agreement and his performance of the transactions contemplated hereby are within the powers conferred on the Trustee by the Trust Agreement and/or by law.

3.A.30
Tax and Accounting Treatment of Acquiree. Acquiree's election to be treated as an S corporation pursuant to the Code was terminated on November 4, 1996.

4.
REPRESENTATIONS AND WARRANTIES OF RCM. As a material inducement to the Acquiree and the Acquiree Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, RCM does hereby make the following representations and warranties to the Acquiree and the Acquiree Shareholders, which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

4.1 Due Organization of RCM. RCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business and is in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification except where failure to so qualify would not have a material adverse effect on the financial condition, properties, business or results of operations of RCM. RCM has the corporate power and authority to own its property and assets and to carry on its business as now presently conducted. True, correct and complete copies of the Articles of Incorporation and By-Laws of RCM, including any amendments thereto, are attached hereto as Schedule 4.1.

4.2  Compliance: Governmental Authorizations.  To the best of its knowledge, RCM has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without
limitation, federal and state securities, banking  collection and
consumer protection laws and regulations that, if   not complied
with, would materially and adversely affect its businesses. RCM has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. RCM does not know of any violations of any such licenses or permits. To the knowledge of RCM, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of RCM.

4.3 Due Authorization. This Agreement has been duly authorized, executed, and delivered by RCM, and constitutes a legal, valid, and binding obligation of RCM, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of RCM's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, arrangement or restriction of any kind to which the Acquiree is a party or by which RCM or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to RCM, except that the consents disclosed on Schedule 4.3 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation of the transactions contemplated hereby.

4.4 Brokerage Fees. Except for Lingate Financial Group, whose fees shall be paid by RCM, RCM has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

4.5 Approval. The Board of Directors of RCM have approved the execution of this Agreement and the transactions contemplated thereby.

4.6 No Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation by it of the transactions described herein, except to the extent that the parties may be required to file reports in accordance with relevant regulations under federal and state securities laws.


5.
COVENANTS OF THE PARTIES.

Any reference in this Section 5 to RCM shall be deemed a reference to RCM and each of its subsidiaries.

5.1 Access to Information. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with the provisions of Section 10, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

5.2  Confidentiality.

(a)Confidentiality of RCM-Related Information. With respect to information concerning RCM that is made available to Acquiree or Acquiree Shareholders pursuant to the provisions of Section 5.1, Acquiree and Acquiree Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions contemplated by this Agreement and shall not disseminate or disclose any of such information other than to representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by Acquiree of the confidential nature of such information and directed by Acquiree to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 10, Acquiree and Acquiree Shareholders shall immediately return all such information, all copies thereof and all information prepared by Acquiree based upon the same, upon RCM's request; provided, however, that one copy of all such material may be retained by Acquiree's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that; (i) is learned by Acquiree or Acquiree Shareholders from a third party entitled to disclose it;
(ii) become known publicly other than through Acquiree or Acquiree Shareholders or any party who received the same through Acquiree or Acquiree Shareholders;
(iii) is required by law or court order to be disclosed by Acquiree or Acquiree Shareholders (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of RCM. Acquiree or Acquiree Shareholders shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (a);

(b) Confidentiality of Acquiree-Related Information. With respect to information concerning Acquiree that is made available to RCM pursuant to the provisions of
Section  5.2,  RCM  agrees  that  it  shall  hold  such  information  in  strict confidence, shall not use such information except for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by RCM of the confidential nature of such information and directed by such party to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 10, RCM agrees to return immediately all such information, all copies thereof and all information prepared by it based upon the same, upon Acquiree's request; provided, however, that one copy of all such material may be retained by RCM's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that: (i) is learned by RCM from a third party entitled to disclose it; (ii) becomes known publicly other than through RCM or any party who received the same through either of them; (iii) is required by law or court order to be disclosed by RCM (after notice and opportunity to oppose such disclosure); or
(iv) is disclosed with the express prior written consent thereto of Acquiree. RCM agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (b).

5.3
(Reserved)

5.4 Nondisclosure. Neither RCM, Acquiree or Acquiree Shareholders shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by applicable securities laws as they pertain to public companies, law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the transactions contemplated by this Agreement, to any party whose consent is required in connection with this Agreement; or to any regulatory body where such disclosure is required under federal or state law.

5.5
Restrictive Covenant. For the purpose of this Section 5.5, "Business" shall mean the business operated by the Acquiree as of the date of this Agreement. Except as specifically permitted elsewhere herein, at any time during the five (5) year period following the Closing Date (the "Restrictive Period"), no Acquiree Shareholder may directly or indirectly in the United States including Alaska and
Hawaii: (i) own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business, person or entity competitive with RCM's Business; (ii) without the express written consent of RCM, act as an organizer, be employed by or act as an independent contractor to any business, person or entity involved in a business competitive with RCM's Business. Moreover, during the Restrictive Period, no Acquiree Shareholder may contact, directly or indirectly, or cause to be contacted directly or indirectly, any client or customer of RCM for the purpose of competitively soliciting business in competition with RCM's Business.
Acquiree Shareholders further agree that during the Restrictive Period no Acquiree Shareholder will directly or indirectly induct employees of RCM to either accept employment from, or to engage in activities with, a business that is in competition with RCM.

5.6
Remedies. Acknowledging that a breach of any provision of Sections 5.4 and 5.5 may cause substantial injury to RCM which may be irrevocable and/or damages in an amount difficult or impossible to ascertain, Acquiree Shareholders do hereby jointly and severally agree that in the event of the breach of any of the provisions of Sections 5.4 or 5.5 hereof, RCM shall have, in addition to all other remedies (including but not limited to recovery of damages and all costs and reasonable fees incurred by
RCM) available in the event of a breach of this Agreement, the right to injunctive or other equitable relief. Acquiree

Shareholders hereby waive the claim or defense that RCM has an adequate remedy at law for such breach of Sections 5.4 or 5.5 and covenant and agree that Acquiree Shareholders will not assert such claim or defense in any action or proceeding to enforce these provisions. The parties agree and acknowledge that they are familiar with the present and proposed operations of RCM and believe that the restrictive covenant set forth in Section 5.5 is reasonable with respect to this subject matter, duration and geographical application.












5.7 Consents. RCM and Acquiree shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement.

5.8 Filings. RCM and Acquiree shall, as promptly as practicable, make any required filings, and RCM and Acquiree shall promptly make any other required submissions, under any law, statute, order rule or regulation with respect to the transactions contemplated by this Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

5.9 All Reasonable Efforts. Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the board of directors of Acquiree and RCM, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummate the transactions contemplated by this Agreement.

5.10 Notification of Certain Matters. Except with respect to the actions contemplated by this Agreement, Acquiree shall give prompt notice to RCM, and RCM shall give prompt notice to Acquiree, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of Acquiree, on the one hand, or RCM, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

5.11 Consent of Auditors. Acquiree Shareholders shall, when necessary, obtain the necessary consents of all auditors who have provided audit reports in connection with any of the Financial statements which may be required by RCM for the preparation and filing of documents and reports with the SEC.

5.12 Discharge of Bonuses. Any and all accrued bonuses or other compensation over and above historic compensation levels which may be due and owing to the Acquiree Shareholders shall be discharged and Acquiree released from such obligations on or before the Closing Date.

5.13 Loss of "S" Corporation status. Upon completion of the transactions as contemplated by this Agreement, Acquiree

Shareholders shall be responsible for the payment and filing of any final tax returns or other obligations incurred in connection with the period of time during which Acquiree was an S Corporation.

                  5.14 Enforcement of Dividend Distribution. RCM will cause Acquiree to keep in force and not rescind the Directors Writing dated November 3, 1996 attached as Exhibit F and /or the Collection Agreement of the same date attached as Exhibit G and shall cause Acquiree to timely make the distributions and payments directed therein. RCM shall be liable for and pay the shareholders of record on November 3, 1996, within five (5) days of the due date, the amount of any such distributions and/or payments authorized by such Directors Writing and/or Collection Agreement and not timely made.

5.15 Stock Options. Upon completion of the transaction as contemplated herein RCM agrees to award options to acquire 10,000 shares in the aggregate of its $.05 par value common stock to those persons listed in Schedule 5.15 hereof. Said awards shall be made following the Closing Date but no later than March 15, 1997. Such options shall be awarded pursuant to the RCM 1996 Executive Stock Option Plan.

(a) Any person listed on Schedule 5.15 who has not been continuously employed by Acquiree for the entire period from the Closing Date to the date of the award shall forfeit his or her right to be awarded options and such awards shall be assigned to Masera-Lentz.

(b)
RCM will reserve out of its authorized but unissued shares sufficient stock to fulfill the requirements of the Plan. No award of options to others shall be made by RCM pursuant to the 1996 Executive Stock Option Plan if the result of such awards is to leave insufficient shares available to be awarded pursuant to
Section 5.15 hereof. No options shall be awarded and no stock issue pursuant to any option in violation of any law, ordinance or regulation. 5.16 Documents at Closing. Each party to this Agreement agrees to execute and deliver on the Closing Date those documents identified in Section 6.2.
5.17 Expenses. Each of RCM and the Acquiree Shareholders shall bear their own expenses in connection with the transactions contemplated by this Agreement.
5.18 Interim Operations of Acquiree. Except as contemplated by this Agreement, including any Exhibitsand Schedules hereto, or to the extent that the parties shall otherwise consent in writing or as otherwise identified in Schedule 3.A.5, during the period from the date of this Agreement and continuing until the Closing Date, Acquiree shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present organization of such business, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and it shall not take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue as though such representations and warranties are made as of and on the Closing Date.

5.19 Taxes Prior To Conversion to Accrual Basis. Any taxes attributable to the activities of Acquiree on or prior to November 3, 1996 are the sole obligation of the Acquiree Shareholders who agree to pay the same on or prior to their due date. If, as a result of Acquiree Shareholders failure to pay the same, such taxes are asserted against RCM or its subsidiaries then such taxes shall constitute a Claim as that term is defined in Section 9.1 hereof for which RCM or its subsidiaries may invoke all its remedies pursuant to Section 9 hereof.

5.20 Prohibition on Trading in RCM Stock. The Acquiree and Acquiree Shareholders acknowledge that the United States Securities Laws prohibit any person who has received material non- public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of RCM, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM. Accordingly, the Acquiree Shareholders agree that they will not purchase or sell any securities of RCM, or communicate such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement.

5.21  No Change in Acquiree.
So long as any sums are due Acquiree Shareholders pursuant to this Agreement or the Notes, RCM agrees that it will continue the separate corporate existence of Acquiree and will not merge, consolidate, liquidate, or dissolve Acquiree, nor will it sell or liquidate its assets except in the ordinary course of business and will not grant any stock options, warrants or subscriptions with respect to the stock of Acquiree, nor will it increase or decrease its authorized or outstanding capital stock and will declare no dividends or other distribution with respect thereto payable in the stock of Acquiree.

                  5.22Change in Accounting Method. RCM will cause to be timely filed IRS Form 3115 to change Acquiree's method of accounting from cash to accrual.

6.
THE CLOSING.

6.1 The Closing. The closing ("Closing") of the purchase and sale and other transactions contemplated by this Agreement shall take place (a) at 9:00 a.m. on January 7, 1997, at the offices of Acquiree at 6750 France Avenue South, Suite 144, Edina, Minnesota, or, (b) at such other time and place and on such other date as RCM and Acquiree or Acquiree Shareholders shall agree. The date of the Closing is referred to herein as the "Closing Date."

(a)
Notwithstanding the actual date of the Closing the purchase and sale and other transactions contemplated by this Agreement shall be deemed to have occurred on the Effective Closing Date.

6.2 Transactions at Closing. On the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a) the Acquiree and Acquiree Shareholders will deliver, or cause to be delivered, to RCM or the Escrow Agent as the case may be, the following:

(i) stock certificates representing the Acquiree Shares being surrendered hereunder, duly endorsed with stock powers attached in blank;

(ii) all corporate records of the Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals; and such other corporate books and records as may reasonably be requested by RCM and its counsel;

(iii) a certificate executed by the Acquiree and the Acquiree Shareholders to the effect that all representations and warranties made by the Acquiree and Acquiree Shareholders under this Agreement are true and correct as of the Closing Date, as though originally given to RCM on said date;

(iv) a certificate of good standing for the Acquiree from the secretary of the state of Minnesota, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of such state;

(v) an incumbency certificate for the Acquiree signed by all of the officers thereof dated at or about the Closing Date;

(vi) certified Articles of Incorporation of the Acquiree dated at or about the Closing Date and a copy of the Bylaws of the Acquiree certified by the Secretary of the Acquiree dated at or about the Closing Date;

(vii) certified resolutions from the Secretary of the Acquiree dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

(viii) an Employment Agreement described in Exhibit "E" signed by Frank Lentz and RCM;

(ix) resignations of all officers and directors of Acquiree, following which Leon Kopyt shall be elected by RCM as the sole director of Acquiree;

(x) any documentation associated with the transactions contemplated by Section 3.A.30 of this Agreement;

(xi) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of RCM and Acquiree;

(xii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement;

(xiii) an opinion of counsel to Acquiree and Acquiree
Shareholders in form and substance satisfactory to RCM;

(xiv) an opinion of counsel to the Trust in form and substance satisfactory to RCM.

(b)
RCM will  deliver or cause to be  delivered  to the  Acquiree  and the  Acquiree
Shareholders:

(i) the cash portion of the Purchase Consideration by wire transfer;

(ii) The Escrow Agreements in the form attached as Exhibits "C" and "D";

(iii)  The Notes in the form attached as Exhibits "A" and "B";

(iv) a certificate of RCM's President to effect that all representations and warranties of RCM under this Agreement are reaffirmed on the Closing Date, as though originally given to the Acquiree and the Acquiree Shareholders on said date;

(v) certificate from the Secretary of State of Nevada dated at or about the Closing Date that RCM is in good standing under the laws of said state;

(vi) certified resolution of the Secretary of RCM dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

(vii) an opinion of counsel in form and substance satisfactory to the Acquiree and the Acquiree Shareholders;

(viii) an Employment Agreement described in Exhibit "E" signed by Frank Lentz and RCM;

(ix) such documents as may be needed to accomplish the Closing under the corporate laws of the state of incorporation of RCM and Acquiree;

(x) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement.

7.
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE AND ACQUIREE SHAREHOLDERS. All obligations of the Acquiree and the Acquiree Shareholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, any one or all of which may be waived by the Acquiree or the Acquiree Shareholders:

7.1 The Board of Directors of RCM shall have approved the execution of this Agreement and the transactions contemplated thereby.

7.2 The representations and warranties made by or on behalf of RCM contained in this Agreement or in any certificate or document delivered to the Acquiree or the Acquiree Shareholders pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

7.3 RCM shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.4 RCM shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to the

Acquiree and such Schedules and documents shall have been reasonably acceptable to Acquiree and Acquiree Shareholders.

7.5 There shall be delivered to the Acquiree and the Acquiree Shareholders an officer's certificate of RCM to the effect that all of the representations and warranties of RCM set forth herein are true and complete in all material respects as of the Closing Date, and that RCM has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date.

7.6 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

7.7  RCM  shall  have  executed  an  Employment   Agreement   with  Frank  Lentz
substantially in form and substance similar to that attached hereto as Exhibit "A".

7.8 Acquiree Shareholders shall have completed prior to the Closing Date, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of RCM.

7.9 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required of RCM under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

7.10 There shall have occurred no material adverse change to the business, operations, assets, management, regulatory environment and business prospects of RCM.

8.
CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM. All obligations of RCM under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or all of which may be waived in writing by RCM:

8.1 The Board of Directors of the Acquiree have approved the execution of this Agreement and the transactions contemplated thereby.

8.2 The representations and warranties made by the Acquiree and the Acquiree Shareholders contained in this Agreement or in any certificate or document delivered to RCM at the Closing pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

8.3 The Acquiree and the Acquiree Shareholders shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

8.4 The Acquiree shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to RCM and such Schedules and documents shall have been reasonably acceptable to RCM.

8.5 There shall be delivered to RCM an officer's certificate of the Acquiree to the effect that all of the representations and warranties of the Acquiree set forth herein are true and complete in all material respects as of the Closing Date, and that the Acquiree has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date; and there shall be delivered to RCM certificates signed by Masera-Lentz and the Trust to the effect that the representations and warranties of Masera-Lentz and the Trust made within this Agreement are true and correct in all material respects.

8.6 RCM shall have completed prior to the Closing Date, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of the Acquiree.

8.7 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated thereby.

8.8 Acquiree shall not have any "built-in gains" from the termination of its "S"-Corporation status.

8.9 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required of Acquiree or Acquiree Shareholders under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

8.10 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

8.11 Acquiree and Acquiree Shareholders shall take all actions necessary to effect the resignation of all of the current directors and officers of Acquiree in the manner identified in Section 6.2(a)(ix).

8.12 Except as contemplated or as required by this Agreement, there shall have occurred no material adverse change to the business, operations, assets, management, regulatory environment and business prospects of Acquiree.

9.
INDEMNIFICATION.

9.1 Masera-Lentz and the Trust. Masera-Lentz and the Trust (but as to the Trust, only as to Sections 3.A.1, 3.A.6, 3.A.16, 3.A.17, 3.A.18, 3.A.26, 3.A.27, 3.A.28
and 3.A.29) jointly and severally shall indemnify, defend and hold harmless, RCM and its subsidiaries from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by RCM or its subsidiaries which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Acquiree or Acquiree Shareholders contained herein or in the Schedules annexed hereto or in any other documents or instruments furnished by the Acquiree or Acquiree Shareholders pursuant hereto or in connection with the transactions contemplated hereby or thereby.

9.2 RCM. RCM shall indemnify, defend and hold harmless Acquiree and Acquiree Shareholders from and against any and all Claims incurred by the Acquiree and/or any Acquiree Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of RCM contained herein or in any ancillary certificates or other documents or instruments furnished by RCM pursuant hereto or in connection with the transactions contemplated hereby or thereby.






9.3 Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

(a) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have 30 days (or to a date not less than 10 days prior to when a responsive pleading or other document is required to be filed but in no event less than 10 days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (i) whether or not it disputes the Claim and
(ii) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense if it shall thereafter be found that such Claim was subject to indemnification by the Indemnitor hereunder.

(b) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send (degree) a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, and settlement among the parties cannot be reached within 45 days (or such shorter period as may be necessary to prevent the running of any applicable statute of limitations), suit may be instituted by the aggrieved party in any court of competent jurisdiction.

(c) Cooperation of Parties. If either party chooses to defend or participate in the defense of any liability, it shall have the right to receive from the other party, subject to any restriction of applicable law or that may be necessary to preserve the privilege of attorney-client communications, any books, records or other documents within such other party's control that are necessary or appropriate for such defense.

(d)
Right of Set Off. The amount of any Claims as to which it is finally determined by a non-appealable order or judgment of a court of competent jurisdiction or by agreement of the parties that RCM is entitled to indemnification hereunder may be set off by RCM first against funds accrued to fund the Earn-Out and, to the extent the amount of such accrual is insufficient to cover such finally determined Claims, then against amounts remaining payable pursuant to the Notes, provided that if the amount of such finally determined Claims are less than the amounts remaining payable pursuant to the Notes and the Earn-Out then RCM's right of set off shall be limited to the aggregate amount of the finally determined Claims and any excess shall be payable to the Acquiree Shareholders, but if the remaining balance of the Notes or any funds accrued to fund the Earn Out is less than the amount of the finally determined Claims the Acquiree Shareholders shall remain liable for any such deficiency.

10.
TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

(a)  by mutual written consent of RCM and Acquiree;

(b)  by any of RCM and Acquiree:

(i) if the Closing shall not have occurred by the Closing Date unless such date is extended by the mutual written agreement of RCM and Acquiree, and in such event, only until the date the Closing Date has been so extended; provided, however, that the right to terminate this Agreement under this Section 10(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of,or resulted in, the failure of the Closing Date to occur on or before that date; or

(ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

(c) If any party hereto shall materially breach any of the Representations And Warranties contained in Sections 3 or 4, or shall default in the observance or in the due and timely performance of any of the Covenants of the parties contained in Section 5 of this Agreement, the non- defaulting party may, upon written notice, terminate this Agreement and in that event, the defaulting party shall indemnify, hold harmless and assume full and complete responsibility for any and all expenses of the non-defaulting party incurred in this transaction, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages. Notwithstanding the foregoing, the non- defaulting party may elect to waive such breach by the defaulting party and proceed with the Closing, thereby waiving any right to damages as a result of such breach.

11.
NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

11.1 If to RCM, to:

Mr. Leon Kopyt
Chief Executive Officer
RCM Technologies, Inc.

2500 McClellan Avenue, suite 350
Pennsauken, New Jersey 08109-4613

with a courtesy copy to:

Norman S. Berson, Esquire
Fineman & Bach, P.C.
1608 Walnut Street
Philadelphia, PA 19103

11.2 If to the Acquiree Shareholders, to:

Judith Lee Masera-Lentz
14820 Autumn Place
Burnsville, MN  55306

The Frank Lentz and Judy Masera-Lentz Trust
c/o James Metchnek, Esquire
Independent Special Trustee
Parkdale 4, Suite 125
5353 Gamble Drive
St. Louis Park, MN  55416




11.3 If to the Acquiree, to:

Programming Alternatives of Minnesota, Inc.
6750 France Avenue South
Suite 144
Edina, MN  55435
Telephone: (612) 922-1103
Telecopy:  (612) 922-3726

with a courtesy copy to:

James Metchnek, Esquire
Parkdale 4, Suite 125
5353 Gamble Drive

St. Louis Park, MN   55416.

Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

12.
LIMITATION ON TRUSTEE LIABILITY.

Notwithstanding anything contained herein, the liability of any Trustee or Independent Special Trustee serving from time to time pursuant to the Trust shall be enforceable only out of the assets of the Trust and there shall be no recourse in the enforcement of any liability hereunder against any then serving or former Trustee or Independent Special Trustee.

13.
MISCELLANEOUS.

13.1 Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

13.2 Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

13.3 Survival of Representations. All covenants, agreements, representations and warranties made herein shall survive the Closing Date. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and permitted assigns of all parties hereto.

13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

13.5 Amendment. This Agreement may not be amended, supplemented or modified in whole or in part- except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

13.6 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

13.7 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

13.8 Number and Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

13.9 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

13.10 Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

13.11 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

13.12 Binding Nature. This Agreement shall be governed by the laws of the State of Minnesota and will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

13.13 No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

13.15 Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.

RCM TECHNOLOGIES, INC.



By:
   Name: LEON KOPYT
   Title: President






PROGRAMMING ALTERNATIVES OF
MINNESOTA, INC.



By:
   Name:
   Title:






JUDITH LEE MASERA-LENTZ

THE FRANK LENTZ AND JUDY
MASERA-LENTZ TRUST



JAMES METCHNEK,
Independent Special Trustee











[NSB\04257PAM.AGR]

                                                    SCHEDULE 2.4

                                          [List of Employees eligible to
                                            receive Earn Out payments]

                                                  SCHEDULE 3.A.2(a)


                                     [1993, 1994 and 1995 Financial Statements]

                                                   SCHEDULE 3.A.3


                                        [Undisclosed Liabilities of Acquiree]

                                                   SCHEDULE 3.A.4


                                          [Accounts Receivable of Acquiree]

                                                   SCHEDULE 3.A.5


                                             [Material adverse changes]

                                                   SCHEDULE 3.A.6


                                                    [Litigation]

                                                   SCHEDULE 3.A.8


                                             [Articles of Incorporation,
                                          Bylaws and Contracts of Acquiree]

                                                   SCHEDULE 3.A.9


                                                  [Tax information]

                                                   SCHEDULE 3.A.10


     [All material Contracts and Agreements of Acquiree]

                                                   SCHEDULE 3.A.11


                                          [Liens, encumbrances and general
                                         description of all real property in
                                      which Acquiree has an ownership interest]

                                                   SCHEDULE 3.A.12


     [Licenses, trademarks and trade names of Acquiree]

                                                   SCHEDULE 3.A.13


                                        [Consents to be obtained by Acquiree]

                                                   SCHEDULE 3.A.14


                                            [Capitalization of Acquiree]

                                                   SCHEDULE 3.A.17


                                      [Masera-Lentz and the Trust's Obligation]

                                                   SCHEDULE 3.A.18


                                         [Approvals required to be obtained
                                              By Acquiree Shareholders]

                                                   SCHEDULE 3.A.19


                                         [Number and names of employees and
                                          compensation of all directors and
                                          officers of Acquiree - identifies
                                             all employee benefit plans]

                                                   SCHEDULE 3.A.20


     [Compliance with environmental and conservation laws]

                                                   SCHEDULE 3.A.21


                                    [List of all insurance policies of Acquiree]

                                                   SCHEDULE 3.A.22


                                        [List of all bank accounts maintained
                                           or for the benefit of Acquiree]

                                                   SCHEDULE 3.A.23


     [List of 10 largest customers of Acquiree, based on dollar volume of income for Fiscal 1995]

                                                    SCHEDULE 4.1


     [Articles of Incorporation and Bylaws of RCM]

                                                    SCHEDULE 4.3


                                          [Consents to be obtained by RCM]

                                                    SCHEDULE 5.15


     [List of employees eligible for aware of stock options]